                                                                     EXHIBIT 3.2


                           AMENDED AND RESTATED BYLAWS

                                       OF

                                POWER-ONE, INC.,
                             A DELAWARE CORPORATION

                                TABLE OF CONTENTS


                                                                             PAGE

                                    ARTICLE I
                                     OFFICES

Section 1.1   Registered Office.................................................1

Section 1.2   Principal Office..................................................1

Section 1.3   Other Offices.....................................................1

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

Section 2.1   Time and Place of Meetings........................................1

Section 2.2   Annual Meetings...................................................1

Section 2.3   Special Meetings..................................................1

Section 2.4   Stockholder Lists.................................................1

Section 2.5   Notice of Meetings................................................2

Section 2.6   Quorum and Adjournment............................................3

Section 2.7   Voting............................................................3

Section 2.8   Proxies...........................................................3

Section 2.9   Inspectors of Election............................................4

Section 2.10  Stockholder Proposals.............................................4

Section 2.11  Record Date for and Delivery of Written Consent...................5

Section 2.12  Inspectors of Written Consent.....................................5

Section 2.13  Effectiveness of Written Consent..................................6

                                   ARTICLE III
                                    DIRECTORS

Section 3.1   Powers............................................................6

Section 3.2   Number, Election and Tenure.......................................6

Section 3.3   Meetings..........................................................6

Section 3.4   Annual Meeting....................................................6

Section 3.5   Regular Meetings..................................................6

Section 3.6   Special Meetings..................................................6

Section 3.7   Quorum............................................................7

Section 3.8   Fees and Compensation.............................................7

                                TABLE OF CONTENTS


                                                                            PAGE
Section 3.9   Meetings by Telephonic Communication..............................7

Section 3.10  Committees........................................................7

Section 3.11  Action Without Meetings...........................................8

Section 3.12  Removal...........................................................8

Section 3.13  Nominations.......................................................8

                                   ARTICLE IV
                                    OFFICERS

Section 4.1   Appointment and Salaries..........................................9

Section 4.2   Removal and Resignation...........................................9

Section 4.3   Chairman of the Board.............................................9

Section 4.4   President........................................................10

Section 4.5   Vice President...................................................10

Section 4.6   Secretary and Assistant Secretary................................10

Section 4.7   Treasurer........................................................10

Section 4.8   Assistant Officers...............................................11

                                    ARTICLE V

Seal...........................................................................11

                                   ARTICLE VI

Form of Stock Certificate......................................................11

                                   ARTICLE VII

Representation of Shares of Other Corporations.................................12

                                  ARTICLE VIII

Transfers of Stock.............................................................12

                                   ARTICLE IX

Lost, Stolen or Destroyed Certificates.........................................12

                                    ARTICLE X

Record Date....................................................................12


                                TABLE OF CONTENTS


                                                                            PAGE
                                   ARTICLE XI

Registered Stockholders........................................................13

                                   ARTICLE XII

Fiscal Year....................................................................13

                                  ARTICLE XIII

Amendments.....................................................................13

                                   ARTICLE XIV
                                    DIVIDENDS

Section 14.1      Declaration..................................................13

Section 14.2      Set Aside Funds..............................................13

                                   ARTICLE XV
                          INDEMNIFICATION AND INSURANCE

Section 15.1      Right to Indemnification.....................................14

Section 15.2      Right of Claimant to Bring Suit..............................14

Section 15.3      Non-Exclusivity of Rights....................................15

Section 15.4      Insurance....................................................15

Section 15.5      Expenses as a Witness........................................15

Section 15.6      Indemnity Agreements.........................................15

                           AMENDED AND RESTATED BYLAWS
                                       OF
                                POWER-ONE, INC.,
                             A DELAWARE CORPORATION


                                   ARTICLE I
                                     OFFICES


                  SECTION 1.1 REGISTERED OFFICE. The registered office of this Corporation shall be in the City of Wilmington, County of New Castle, Delaware and the name of the resident agent in charge thereof is the agent named in the Restated Certificate of Incorporation until changed by the Board of Directors (the "Board").

                  SECTION 1.2 PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.

                  SECTION 1.3 OTHER OFFICES. The Corporation may also have an office or offices at such other places, either within or without the State of Delaware, as the Board may from time to time designate or the business of the Corporation may require.


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS


                  SECTION 2.1 TIME AND PLACE OF MEETINGS. Meetings of stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  SECTION 2.2 ANNUAL MEETINGS. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

                  SECTION 2.3 SPECIAL MEETINGS. Except as otherwise specifically provided in the Corporation's Restated Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called only by the Chairman of the Board and shall be called by the Chairman of the Board at the request in writing of a majority of the Board. Such request shall state the purpose or purposes of the proposed meeting and the business transacted at any special meeting shall be limited to the purpose or purposes stated in the notice.

                  SECTION 2.4 STOCKHOLDER LISTS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or at the place of the meeting, and the list shall also be available at the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  SECTION 2.5 NOTICE OF MEETINGS. Notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting has been called, shall be given to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

                  Notice of any meeting of stockholders shall be given either personally or by first-class mail, telegraphic, facsimile or other written communication, charges prepaid, addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by first-class mail or telegraphic or other written communications to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

                  If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the Corporation or, if given, at the address given by that stockholder to the Corporation for purpose of notice, is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the stockholder on written demand of the stockholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice.

                  An affidavit of the mailing or other means of giving any notice of any meeting shall be executed by any secretary, assistant secretary, or any transfer agent of the Corporation giving notice, and shall be filed and maintained in the minute book of the Corporation.

                  Whenever any notice is required to be given under the provisions of applicable statutes, the Restated Certificate of Incorporation or of these Amended and Restated Bylaws (the "Bylaws"), a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Restated Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board upon notice given prior to the date previously scheduled for such meeting of stockholders.

                  SECTION 2.6 QUORUM AND ADJOURNMENT. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Restated Certificate of Incorporation; provided, however, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. Whether or not a quorum is present or represented at any meeting of stockholders, the Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the outstanding votes, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at the meeting.

                  SECTION 2.7 VOTING. In all matters (other than the election of directors which shall require a plurality, subject to any rights granted to any series of Preferred Stock), when a quorum is present at any meeting, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law, the Restated Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Such vote may be viva voce or by written ballot; provided, however, that the Board may, in its discretion, require a written ballot for any vote, and further provided that all elections for directors must be by written ballot upon demand made by a stockholder at any election and before the voting begins.

                  Unless otherwise provided in the Restated Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

                  SECTION 2.8 PROXIES. Each stockholder entitled to vote at a meeting of stockholders may authorize in writing another person or persons to act for such holder by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the person executing the proxy specifies therein the period of time for which it is to continue in force.

                  SECTION 2.9 INSPECTORS OF ELECTION. The Board by resolution shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board or the Chairman of the meeting shall appoint one or more alternate inspectors to replace any inspector who fails to act. Each inspector, before undertaking his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of the proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspector shall perform his or her duties and shall make all determinations in accordance with the Delaware General Corporation Law including, without limitation, Section 231 of the Delaware General Corporation Law.

                  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

                  SECTION 2.10 STOCKHOLDER PROPOSALS. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, otherwise properly brought before the meeting by or at the direction of the Board, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business and the beneficial holder, if any, on whose behalf the proposal is made, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder and the beneficial holder, if any, in such business.

                  Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section, provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

                  The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                  SECTION 2.11 RECORD DATE FOR AND DELIVERY OF WRITTEN CONSENT. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (only where such action has been previously approved by a majority of the Board), the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 15 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, shall be at the close of business on the date on which the Board previously approved such corporate action. Any stockholder entitled to consent to corporate action in writing without a meeting may deliver a signed written consent setting forth such corporate action to the Corporation at its registered office in Delaware or its principal place of business, or to any officer or agent of the Corporation having custody of the book in which the proceedings of stockholder meetings are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                  SECTION 2.12 INSPECTORS OF WRITTEN CONSENT. In the event of the delivery, in the manner provided by Section 2.11, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Board may engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, if such inspectors are engaged, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 2.11 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                  SECTION 2.13 EFFECTIVENESS OF WRITTEN CONSENT. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Section 2.11, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 2.11.


                                   ARTICLE III
                                    DIRECTORS

                  SECTION 3.1 POWERS. The Board shall have the power to manage or direct the management of the property, business and affairs of the Corporation, and except as expressly limited by law, to exercise all of its corporate powers. The Board may establish procedures and rules, or may authorize the Chairman of any meeting of stockholders to establish procedures and rules, for the fair and orderly conduct of any meeting including, without limitation, registration of the stockholders attending the meeting, adoption of an agenda, establishing the order of business at the meeting, recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the results thereof, the timing of the opening and closing of the polls, and the physical layout of the facilities for the meeting.

                  SECTION 3.2 NUMBER, ELECTION AND TENURE. The Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board. Until otherwise determined by such resolution, the Board shall consist of 5 members. Directors need not be stockholders. Directors shall be elected at the annual meeting of stockholders and each director shall serve until such person's successor is elected and qualified or until such person's death, retirement, resignation or removal.

                  SECTION 3.3 MEETINGS. The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

                  SECTION 3.4 ANNUAL MEETING. The Board shall meet as soon as practicable after each annual election of directors.

                  SECTION 3.5 REGULAR MEETINGS. Regular meetings of the Board shall be held without call or notice at such time and place as shall from time to time be determined by resolution of the Board.

                  SECTION 3.6 SPECIAL MEETINGS. Special meetings of the Board may be called at any time, and for any purpose permitted by law, by the Chairman of the Board (or, if the Board does not appoint a Chairman of the Board, the President), or by the Secretary on the written request of any two members of the Board unless the Board consists of only one director in which case the special meeting shall be called on the written request of the sole director, which meetings shall be held at the time and place designated by the person or persons calling the meeting. Notice of the time, place and purpose of any such meeting shall be given to the directors by the Secretary, or in case of the Secretary's absence, refusal or inability to act, by any other officer. Any such notice may be given by mail, by telegraph, by telephone, by personal service, or by any combination thereof as to different directors. If the notice is by mail, then it shall be deposited in a United States Post Office at least seventy-two hours before the time of the meeting; if by telegraph, by deposit of the message with the telegraph company at least forty-eight hours before the time of the meeting; if by telephone or by personal service, communicated or delivered at least forty-eight hours before the time of the meeting.

                  SECTION 3.7 QUORUM. At all meetings of the Board, a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, by the Restated Certificate of Incorporation or by these Bylaws. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Even though a quorum is not present, as required in this Section, a majority of the directors present at any meeting of the Board, either regular or special, may adjourn from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

                  SECTION 3.8 FEES AND COMPENSATION. Each director and each member of a committee of the Board shall receive such fees and reimbursement of expenses incurred on behalf of the Corporation or in attending meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                  SECTION 3.9 MEETINGS BY TELEPHONIC COMMUNICATION. Members of the Board or any committee thereof may participate in a regular or special meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                  SECTION 3.10 COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Upon the absence or disqualification of a member of a committee, if the Board has not designated one or more alternates (or if such alternate(s) are then absent or disqualified), the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member or alternate. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to: (a) amending the Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the Delaware General Corporation Law fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); (b) adopting an agreement of merger or consolidation under Section 251 or 252 of the Delaware General Corporation Law; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;
(d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending the Bylaws of the Corporation. Unless the resolution appointing such committee or the Restated Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Each committee shall have such name as may be determined from time to time by resolution adopted by the Board. Each committee shall keep minutes of its meetings and report to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any committee.

                  SECTION 3.11 ACTION WITHOUT MEETINGS. Unless otherwise restricted by applicable law, the Restated Certificate of Incorporation, or by these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

                  SECTION 3.12 REMOVAL. Unless otherwise restricted by the Restated Certificate of Incorporation or by law, any director or the entire Board may be removed, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares entitled to vote at an election of directors.

                  SECTION 3.13 NOMINATIONS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board, by any nominating committee or person appointed by the Board, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and beneficial holder, if any, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

                  The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                                   ARTICLE IV
                                    OFFICERS

                  SECTION 4.1 APPOINTMENT AND SALARIES. The officers of the Corporation shall be appointed by the Board and shall consist of Chairman of the Board, President, Secretary, and Treasurer. The Board or the Chairman of the Board may also appoint one or more Vice Presidents and such other officers (including Assistant Secretaries and Financial Officers) as the Board or the Chairman of the Board may deem necessary or desirable. The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board shall fix the salaries of all officers appointed by it. Unless prohibited by applicable law, the Restated Certificate of Incorporation or these Bylaws, one person may be elected or appointed to serve in more than one official capacity. Any vacancy occurring in any office of the Corporation shall be filled by the Board or, in the case of a vacating officer not appointed by the Board, by the Chairman of the Board.

                  SECTION 4.2 REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board or, in the case of an officer not appointed by the Board, by the Chairman of the Board. Any officer may resign at any time by giving notice to the Board, the President or Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

                  SECTION 4.3 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. The Chairman of the Board shall preside at all meetings of the stockholders and at all meetings of the Board. The Chairman of the Board shall be a member of all other committees, if any, and shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

                  SECTION 4.4 PRESIDENT. The President shall be the chief operating officer of the Corporation with the powers of a general manager and shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to the President by the Chairman of the Board or by the Board, or as may be prescribed by these Bylaws. In the absence or disability of the Chairman of the Board, or in the event and during the period of a vacancy in that office, the President shall perform all the duties of the Chairman of the Board, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board of the Corporation.

                  SECTION 4.5 VICE PRESIDENT. In the absence of the President, or in the event of the President's inability or refusal to act, the Vice President, if any, (or if there be more than one Vice President, the Vice Presidents in the order of their rank or, if of equal rank, then in the order designated by the Board or the Chairman of the Board or, in the absence of any designation, then in the order of their appointment) shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The rank of Vice Presidents in descending order shall be Executive Vice President, Senior Vice President and Vice President. The Vice President shall perform such other duties and have such other powers as the Board or the Chairman of the Board may from time to time prescribe.

                  SECTION 4.6 SECRETARY AND ASSISTANT SECRETARY. The Secretary shall attend all meetings of the Board (unless the Board shall otherwise determine) and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the committees when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board. The Secretary shall have custody of the corporate seal of the Corporation and shall (as well as any Assistant Secretary) have authority to affix the same to any instrument requiring it and to attest it. The Secretary shall perform such other duties and have such other powers as the Board or the Chairman of the Board may from time to time prescribe.

                  SECTION 4.7 TREASURER. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer may disburse the funds of the Corporation as may be ordered by the Board or the Chairman of the Board, taking proper vouchers for such disbursements, and shall render to the Board at its regular meetings, or when the Board so requires, an account of transactions and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other powers as the Board or the Chairman of the Board may from time to time prescribe.

                  If required by the Board, the Treasurer and Assistant Treasurer, if any, shall give the Corporation a bond (which shall be renewed at such times as specified by the Board) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such person's office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

                  SECTION 4.8 ASSISTANT OFFICERS. An assistant officer shall, in the absence of the officer to whom such person is an assistant or in the event of such officer's inability or refusal to act (or, if there be more than one such assistant officer, the assistant officers in the order designated by the Board or the Chairman of the Board or, in the absence of any designation, then in the order of their appointment), perform the duties and exercise the powers of such officer. An assistant officer shall perform such other duties and have such other powers as the Board or the Chairman of the Board may from time to time prescribe.


                                    ARTICLE V
                                      SEAL

                  It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The Board may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by signature.


                                   ARTICLE VI
                            FORM OF STOCK CERTIFICATE

                  Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board, if any, or by the President or a Vice-President, and by the Treasurer or a Financial Officer, or the Secretary or an Assistant Secretary certifying the number of shares owned in the Corporation. Any or all of the signatures on the certificate may be a facsimile signature. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of the issuance.

                  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock. Except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                                   ARTICLE VII
                 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

                  Any and all shares of any other corporation or corporations standing in the name of the Corporation shall be voted, and all rights incident thereto shall be represented and exercised on behalf of the Corporation, as follows: (i) as the Board of the Corporation may determine from time to time, or
(ii) in the absence of such determination, by the Chairman of the Board, or
(iii) if the Chairman of the Board shall not vote or otherwise act with respect to the shares, by the President. The foregoing authority may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

                                  ARTICLE VIII
                               TRANSFERS OF STOCK

                  Upon surrender of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


                                   ARTICLE IX
                     LOST, STOLEN OR DESTROYED CERTIFICATES

                  The Board may direct a new certificate or certificates be issued in place of any certificate theretofore issued alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance, require the owner of such certificate or certificates, or such person's legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the lost, stolen or destroyed certificate.


                                    ARTICLE X
                                   RECORD DATE

                  Subject to Section 2.11, the Board may fix in advance a date, which shall not be more than sixty days nor less than ten days preceding the date of any meeting of stockholders, nor more than sixty days prior to any other action other than a consent, as a record date for the determination of stockholders entitled to notice of or to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise the rights in respect of any change, conversion or exchange of stock, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.


                                   ARTICLE XI
                             REGISTERED STOCKHOLDERS

                  The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable law.


                                   ARTICLE XII
                                   FISCAL YEAR

                  The fiscal year of the Corporation shall be fixed by resolution of the Board.


                                  ARTICLE XIII
                                   AMENDMENTS

                  Subject to any contrary or limiting provisions contained in the Restated Certificate of Incorporation, these Bylaws may be amended or repealed, or new Bylaws may be adopted (a) by the affirmative vote of the holders of at least a majority of the Common Stock of the Corporation, or (b) by the affirmative vote of the majority of the Board at any regular or special meeting. Any Bylaws adopted or amended by the stockholders may be amended or repealed by the Board or the stockholders.


                                   ARTICLE XIV
                                    DIVIDENDS

                  SECTION 14.1 DECLARATION. Dividends on the capital stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of capital stock.

                  SECTION 14.2 SET ASIDE FUNDS. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall determine to be in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


                                   ARTICLE XV
                          INDEMNIFICATION AND INSURANCE

                  SECTION 15.1 RIGHT TO INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  SECTION 15.2 RIGHT OF CLAIMANT TO BRING SUIT. If a claim under
Section 15.1 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

                  SECTION 15.3 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  SECTION 15.4 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

                  SECTION 15.5 EXPENSES AS A WITNESS. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

                  SECTION 15.6 INDEMNITY AGREEMENTS. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

                            CERTIFICATE OF SECRETARY
                                       OF
                                POWER-ONE, INC.,
                             A DELAWARE CORPORATION



                  I hereby certify that I am the duly elected and acting Secretary of Power-One, Inc., a Delaware corporation, and that the foregoing Amended and Restated Bylaws, comprising __ pages, constitute the Amended and Restated Bylaws of said corporation as duly adopted by the Board on July __, 2000.


                                                  ------------------------------
                                                  Name:  Eddie K. Schnopp
                                                  Title:  Secretary